                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:
Susan Fedor, Investor Relations
203.894.3288, SUSANFEDOR@VITALWORKS.COM

                    VITALWORKS REPORTS THIRD-QUARTER RESULTS

RIDGEFIELD, CT, November 2, 2004 /PRNewswire/ - VitalWorks Inc. (Nasdaq: VWKS), a leader in radiology and medical information technology solutions, today reported financial results for its third quarter ended September 30, 2004.

Total revenues for the quarter were $28.4 million, compared to $27.9 million for the June 2004 quarter and $28.1 million for the September 2003 quarter. Revenues rose sequentially by 1.9% and approximately 69% of revenues were of a recurring nature.

The company had operating income of $.5 million for the September 2004 quarter, compared to $.4 million for the June 2004 quarter and operating income of $3.3 million for the September 2003 quarter.

The company had net income of $.1 million (breakeven per share) for the September 2004 quarter, compared to net income of $9 thousand (breakeven per share) for the June 2004 quarter and net income of $3.0 million, or $.06 per diluted share, for the corresponding period ended September 30, 2003. The amounts for 2004 include the operating results of AMICAS, Inc., which was acquired by the company on November 25, 2003.

EBITDA for the quarter amounted to $2.0 million (operating income of $.5 million excluding depreciation and amortization expense of $1.5 million), which compares to EBITDA of $2.0 million for the June 2004 quarter (operating income of $.4 million excluding depreciation and amortization expense of $1.6 million) and EBITDA of $4.3 million for the September 2003 quarter (operating income of $3.3 million excluding depreciation and amortization expense of $1.0 million).

VitalWorks believes that the EBITDA measurement is a meaningful indicator of the company's core operating performance and is used by management in evaluating such performance and in planning for future periods. This non-GAAP financial measure should be viewed as supplemental to, and not as an alternative for, the company's GAAP financial measures.

Some of the more significant customer partnerships that were signed during the quarter include:

      - McLaren Health Care Corporation, headquartered in Flint, Michigan, for AMICAS Vision Series PACS. McLaren Health Care Corporation is one of the top 25 integrated health care systems in the United States. McLaren's reach embraces 22 counties with four regional hospitals--McLaren Regional Medical Center; Lapeer Regional Medical Center; Ingham Regional Medical Center; and Bay Regional Medical Center. AMICAS Vision Series PACS will be implemented at all four of the organization's hospitals.

VITALWORKS REPORTS THIRD-QUARTER RESULTS (CONTINUED)            NOVEMBER 2, 2004


      - Delnor Community Hospital, located in Geneva, Illinois, for AMICAS Vision Series PACS. A not-for-profit 118-bed facility, Delnor Community Hospital will be using AMICAS Vision Series PACS to support its nearly 400 physicians.

      - Baptist M&S Imaging Centers, headquartered in San Antonio, Texas, for RadConnect RIS and AMICAS Vision Series PACS. Baptist M&S Imaging Centers is a partnership that was recently formed between the 22 radiologists at M&S Imaging and the Baptist Health System. The integrated solution of AMICAS Vision Series PACS and RadConnect RIS will be deployed at all five imaging center locations.

      - Tristan Associates, headquartered in Harrisburg, Pennsylvania, for RadConnect RIS and AMICAS Vision Series PACS. Tristan Associates is a 17-radiologist group which owns six imaging centers, serving the greater central Pennsylvania area.

      - Valley Open MRI & Diagnostic Center, located in Kingston, Pennsylvania, for RadConnect RIS and AMICAS Vision Series PACS. The integrated RIS/PACS solution will be used by their three radiologists who serve the Wyoming Valley in northeastern Pennsylvania.

      - Lutheran Medical Center, located in Brooklyn, New York, for AMICAS Vision Series PACS. Lutheran Medical Center is a 476-bed hospital and a major teaching affiliate of the State University of New York Health Science Center.

"I am very pleased with the progress we have made in acquiring new business," said Dr. Stephen N. Kahane, VitalWorks' president and CEO. "This is clearly reflected by the growth of our backlog and deferred revenue, and by the record number of orders signed during the quarter. In particular, the radiology division has shown significant strength with continued strong sales and large competitive wins, evidenced by the division's record orders, as well as its year over year revenue growth of 41%, excluding HIPAA-related revenues in the prior year."

VitalWorks ended the quarter with cash and cash equivalents totaling $15.7 million and long-term debt totaling $24.1 million. In the quarter, the company made capital investments of $.8 million toward product development and for computer hardware and software, and repaid $1.1 million of its outstanding debt. The company has working capital of $6.1 million, which includes deferred revenue of $14.7 million, and its current ratio is 1.2 to 1, compared to 1.3 to 1 at year end.

Days sales outstanding (calculated as accounts receivable, net of allowances, divided by quarterly revenues multiplied by 90 days) was 56 days, compared to 55 days for the June 2004 quarter.

The company currently expects total revenues for the December quarter to be approximately $30 million, which includes $12.3 million from the company's Radiology unit and $17.7 million from the Medical unit. This compares to the first nine months of revenues of $83.1 million, including $30.4 million from Radiology and $52.7 million from the Medical unit. VitalWorks now expects to post full-year net operating results at the low end of its guidance (earnings of

VITALWORKS REPORTS THIRD-QUARTER RESULTS (CONTINUED)            NOVEMBER 2, 2004


$(.07) to $.02 per share) published last February. These estimates assume, among other things, an expense charge related to the relocation of the company's corporate offices of approximately $800 thousand.

ABOUT VITALWORKS


VitalWorks Inc. is a leading provider of information and image management technology and services targeted to healthcare practices and organizations throughout the United States. The company provides IT-based, specialty-specific solutions for imaging centers and hospital radiology departments, and medical practices specializing in anesthesiology, ophthalmology, emergency medicine, plastic surgery, dermatology and internal medicine. The company also offers enterprise-level systems designed for large physician groups and networks. The company's range of software solutions provide image management, workflow management, and information management related to administrative, financial, and clinical functions for physicians, radiologists and other healthcare providers. VitalWorks provides its clients with ongoing software support, implementation, training, and electronic data interchange, or EDI, services for patient billing and claims processing. Visit the company at http://www.vitalworks.com.

SAFE HARBOR STATEMENT

Except for the historical information herein, the matters discussed in this release include forward-looking statements. The forward-looking statements contained in this release include statements about future financial and operating results. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements which include: the company operates with a minimal amount of software licensing and system sales backlog and a significant portion of the company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month (therefore, quarterly and annual revenues and operating results are highly dependent on the volume and timing of the signing of license agreements and product deliveries during each quarter, which are very difficult to forecast); the length of sales and delivery cycles; the availability of specified computer hardware for resale; the size and timing of orders for products and services; changes in the mix of products and/or services sold; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost and success or failure of new product and service introductions and product upgrade releases; the timing, cost and level of advertising and promotional programs; competition including product offerings, price and service; customer attrition; uncertainties concerning threatened, pending and new litigation against the company including related professional services fees; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; changing economic, political and regulatory conditions, particularly with respect to the IT-spending environment; the risk that VitalWorks' and AMICAS' businesses and/or products will not be integrated successfully; costs related to the merger with AMICAS; the ability to comply with all government laws, rules and

VITALWORKS REPORTS THIRD-QUARTER RESULTS (CONTINUED)            NOVEMBER 2, 2004


regulations for all applicable products; the inability to achieve revenues from combined lines of products; and other risks affecting VitalWorks' businesses generally and as set forth in VitalWorks' most recent filings with the Securities and Exchange Commission. Also, management's projections for revenues and operating results include significant sales of new product and service offerings, including the company's new image management systems, AMICAS(R) Vision Series(TM) PACS, its radiology information system, RadConnect(R) RIS, and its Intuition(TM) product line of practice management and electronic medical records systems, which may not be realized. Due to these and other factors, the company's revenues and operating results are very difficult to forecast. A major portion of the company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or greater losses. ALL FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND ARE MADE ONLY AS OF THE DATE OF THIS PRESS RELEASE. VitalWorks is under no obligation to (and expressly disclaims any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise. The financial statements and information as of, and for the periods ended, September 30, 2004 contained in this press release are subject to review by the company's independent registered public accounting firm.

                                 VITALWORKS INC.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                                  SEPTEMBER 30,       DECEMBER 31,
                                                                                      2004                2003
                                                                                  -------------       ------------
ASSETS
Current assets:
 Cash and cash equivalents                                                         $  15,727           $  20,128
 Accounts receivable, net of allowances                                               17,828              16,409
 Computer hardware held for resale                                                       633                 832
 Deferred income taxes, net                                                            2,203               2,203
 Prepaid expenses and other current assets                                             4,002               2,934
                                                                                   ---------           ---------
TOTAL CURRENT ASSETS                                                                  40,393              42,506

Property and equipment, at cost, less accumulated depreciation
 and amortization                                                                      4,732               4,681
Goodwill                                                                              33,963              34,472
Acquired/developed software, less accumulated amortization                            20,469              21,469
Other intangible assets, less accumulated amortization                                 3,044               3,364
Deferred income taxes, net                                                            24,547              24,547
Other assets                                                                           1,483               1,537
                                                                                   ---------           ---------
Total assets                                                                       $ 128,631           $ 132,576
                                                                                   =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses                                             $  12,733           $  11,049
 Accrued employee compensation and benefits                                            2,648               2,486
 Accrued restructuring costs                                                             152                 923
 Deferred revenue, including unearned discounts                                       14,725              11,762
 Current portion of long-term debt                                                     4,081               6,738
                                                                                   ---------           ---------
TOTAL CURRENT LIABILITIES                                                             34,339              32,958

Long-term debt                                                                        20,017              23,019
Other liabilities, primarily unearned discounts re: outsourced printing services       4,728               5,937

Stockholders' equity:
 Preferred stock $.001 par value; 2,000,000 shares authorized;
    none issued
 Common stock $.001 par value; 200,000,000 shares authorized;
    45,576,783 and 45,278,816 shares issued                                               46                  45
 Additional paid-in capital                                                          206,429             205,439
 Accumulated deficit                                                                (130,456)           (128,350)
 Treasury stock, at cost, 1,985,502 shares                                            (6,472)             (6,472)
                                                                                   ---------           ---------
TOTAL STOCKHOLDERS' EQUITY                                                            69,547              70,662
                                                                                   ---------           ---------
Total liabilities and stockholders' equity                                         $ 128,631           $ 132,576
                                                                                   =========           =========

                                 VITALWORKS INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                         THREE MONTHS ENDED                NINE MONTHS ENDED
                                                            SEPTEMBER 30,                     SEPTEMBER 30,
                                                       2004             2003             2004             2003
                                                     --------         --------         --------         --------
REVENUES
 Maintenance and services                            $ 22,249         $ 22,240         $ 65,847         $ 67,339
 Software licenses and system sales                     6,169            5,849           17,241           17,511
                                                     --------         --------         --------         --------
Total revenues                                         28,418           28,089           83,088           84,850
                                                     --------         --------         --------         --------

COSTS AND EXPENSES
Cost of revenues:
 Maintenance and services                               4,946            5,330           15,307           17,074
 Software licenses and system sales, includes
    amortization of software costs of $794
    $428, $2,383 and $1,283                             2,895            2,119            7,502            6,872
Selling, general and administrative                    14,946           12,758           45,214           36,684
Research and development                                4,407            4,002           13,243           11,699
Depreciation and amortization                             753              613            2,379            1,741
Settlement of litigation                                                                    325
                                                     --------         --------         --------         --------
                                                       27,947           24,822           83,970           74,070
                                                     --------         --------         --------         --------
OPERATING INCOME (LOSS)                                   471            3,267             (882)          10,780
Interest income                                            41               61               95              225
Interest expense                                         (368)            (247)          (1,094)            (870)
                                                     --------         --------         --------         --------
INCOME (LOSS) BEFORE INCOME TAXES                         144            3,081           (1,881)          10,135
Provision for income taxes                                 75               50              225              150
                                                     --------         --------         --------         --------
NET INCOME (LOSS)                                    $     69         $  3,031         $ (2,106)        $  9,985
                                                     ========         ========         ========         ========

EARNINGS (LOSS) PER SHARE

 Basic                                               $   0.00         $   0.07         $  (0.05)        $   0.23
 Diluted                                             $   0.00         $   0.06         $  (0.05)        $   0.21


AVERAGE NUMBER OF SHARES OUTSTANDING

 Basic                                                 43,552           43,203           43,454           42,974
 Diluted                                               46,558           47,460           43,454           46,791